EXHIBIT 99.5



                                              JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of Numerex Corp., a Pennsylvania corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D.

            IN WITNESS WHEREOF, the undersigned have executed this agreement as of the dates set forth below.

--------------------------------------------------------------------------------
RYE, LLC



By:      /s/ Andrew J. Ryan                                 Date:   6/19/07
   -------------------------------                                ----------
     Name:   Andrew J. Ryan
     Title:  Manager
--------------------------------------------------------------------------------


         /s/ Andrew J. Ryan                                 Date:   6/19/07
----------------------------------                                ----------
Andrew J. Ryan
--------------------------------------------------------------------------------


         /s/ Brian C. Beazer                                Date:   6/19/07
----------------------------------                                ----------
Brian C. Beazer
--------------------------------------------------------------------------------


         /s/ John F. McGill, Jr.                            Date:   6/19/07
----------------------------------                                ----------
John F. McGill, Jr.
--------------------------------------------------------------------------------